EMPLOYMENT AGREEMENT

     AGREEMENT, made as of this 1st day of April, 1995, by and between Candie's, Inc., with offices located at 2975 Westchester Avenue, Purchase, New York 10577 (the "Company"), and Lawrence O'Shaughnessy residing at 247 Old Chester Road, Chester, New Jersey 07930 (the "Executive").

                              W I T N E S S E T H:

     WHEREAS, the Executive possesses unique personal knowledge, experience and expertise concerning the business and operations to be conducted by the Company; and

     WHEREAS, the Executive desires to commit himself to serve the Company in the capacities set forth hereinafter; and

     WHEREAS, the Company seeks to ensure the services of the Executive upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1. Term of Employment.

     (a) The Company agrees to employ the Executive as its Executive Vice-President, and the Executive agrees to be employed by the Company as such, subject to the immediate supervision and direction of the Company's President and Board of Directors, for a period of two (2) years commencing with the date of this Agreement and expiring on March 31, 1997 (the "Term"), unless

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this Agreement is sooner terminated pursuant to the provisions herein.

     2. Attention to Business; Duties.

     (a) The Executive shall serve in the capacities set forth in Section 1 above, subject only to policy directions from the President and Board of Directors of the Company. The Executive shall have supervision and control over, and responsibility for, among other things, the executive, business and financial operations of the company and shall have such other powers and duties as may be from time to time prescribed by the President and Board of Directors of the Company, provided that the nature of the Executive's powers and duties so prescribed shall not be inconsistent with the Executive's position and duties hereunder.

     (b) The Executive agrees to devote at least 80% of his time, attention, skill, and efforts to the performance of his duties and responsibilities to the Company, and to any subsidiary or subsidiaries of the Company, all under the supervision and direction of the Company's Board of Directors, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for:

     (i) serving as a director or member of a committee of organization or corporation involving no conflict of interest with the interests of the Company and with written consent of the Company, said consent not to be unreasonably withheld;

     (ii) delivering lectures, fulfilling speaking engagements, and any writing or publication relating to his area of expertise;

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     (iii) engaging in professional organization and program activities;

     (iv) serving as a consultant in his area of expertise to government, industrial, and academic panels where it does not conflict with the interests of the Company;

     (v)  managing his personal investments; and

     (vi) engaging in any other noncompeting business.

     (c) During the Term, unless this Agreement shall be sooner terminated, the Board of Directors shall vote to recommend the election of the Executive by the Company's stockholders as a director.

     3. Compensation

     (a) For all services to be rendered by the Executive in any capacity hereunder (including services as an officer, director, member of any committee or otherwise), the Company agrees to provide the Executive with the following compensation, for so long as he shall be employed hereunder:

     (i) Base Salary - The Executive shall be entitled to a fixed full base salary at the rate of Two Hundred Twenty-Five Thousand Dollars ($225,000) per annum during the first year of the Term, and Two Hundred Fifty Thousand Dollars ($250,000) per annum during the second year of the Term (the "Base Salary"), payable in equal semi- monthly installments, as determined by the Board of Directors.

     (ii) Annual Bonus - Ninety days after each fiscal year of the Company, the Executive shall be entitled to receive, in addition to all other compensation, an annual bonus (the "Annual Bonus") in an amount equal to one and one-half percent (1.5%) of the Company's net pre-tax income for such fiscal year.

     (iii) Stock Bonus - In further consideration of entering into this Agreement, Executive shall receive a bonus of options to purchase 200,000

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          shares of the Company's common stock, exercisable for five years from the date of grant ("Stock Bonus Options"), as set forth in a certain Option Certificate being executed simultaneously herewith.

     (iv) Expenses - The Company shall pay to the Executive the reasonable expenses incurred by him in the performance of his duties hereunder, including, without limitation, those incurred in connection with the use of an automobile, business related travel or entertainment, or, if such expenses are paid directly by the Executive, the Company shall promptly reimburse him for such payments, provided that the Executive properly accounts for such expenses in accordance with the Company's policy.

     (v) Compensation Plans - The Executive shall be entitled to participate in any management incentive compensation plans adopted by the Company's Board of Directors or otherwise in effect during the Term on a basis to be determined by the Board of Directors consistent with such management incentive compensation plans.

     (vi) Stock Option Plan - The Executive shall be entitled to participate, to the extent determined by the Board of Directors or appropriate committee, in any stock option plan established for eligible employees by the Company's Board of Directors.

     (vii) Benefit Plans - The Executive and his dependents shall be a participant in, and beneficiary of, all pension, profit sharing, life, dental, medical, disability and other group benefit plans provided by the Company for eligible employees during the Term

     (viii) Life and Disability Insurance Coverage - The Company shall purchase life insurance covering the life of the Executive for the benefit of his designee in an amount equal to the Base Salary, and disability insurance to the extent of the compensation and benefits due to the Executive as an employee of the Company, for the term of this Agreement.

     (ix) Automobile - The Company shall provide to the Executive a luxury automobile for the Executive's use for business of the Company.

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          The Company shall pay all of the expenses of maintaining, insuring, operating and parking the automobile upon the receipt of presentation of appropriate vouchers and/or receipts to the extent that the Company does not pay such expenses directly.

     (x) Vacation - The Executive shall be entitled to a vacation of four (4) weeks per year, during which time his compensation will be paid in full.

     4. Rights of Indemnification

     (a) Subject to the provisions of the Company's Certificate of Incorporation and Bylaws, each as amended from time to time, the Company shall indemnify the Executive to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, for all amounts (including without limitation, judgments, fines, settlement payments, expenses and attorney's fees) incurred or paid by the Executive in connection with any action, suit, investigation or proceeding arising out of or relating to the performance by the Executive of services for, or the acting by the Executive as a director, officer or employee of the Company, or any other person or enterprise at the Company's request.

     (b) The Company shall use its best efforts to obtain and maintain in full force and effect during the Term, directors' and officers' liability insurance policies providing full and adequate protection to the Executive for his capacities, provided that the Board of Directors of the Company shall have no obligation to purchase such insurance if, in its opinion, coverage is available only on unreasonable terms.

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     5. Place of Performance

     (a) In connection with his employment by the Company, the Executive shall be based at the principal executive offices of the Company, which shall be in Purchase, New York, and the Executive shall have discretion regarding his absence therefrom on travel status or otherwise during any calendar year.

     (b) The Executive shall not be required to move his present residence in order to perform the services contemplated hereby. Subject to the foregoing, in connection with any relocation or transfer of the principal executive offices of the Company consented to by the Executive, the Company will promptly pay (or reimburse the Executive for), all reasonable moving and moving-related expenses (including any losses incurred as a result of the sale of the Executive's personal residence) incurred by the Executive as a consequence of a change of his principal residence in connection with any such relocation of the Company's principal executive offices.

     6. Competition with the Company

     Subject to the provisions of section 2(b)(vii) of this Agreement, the Executive agrees that during the term of his employment, he will not directly or indirectly, for his own benefit, or on behalf of others, compete, or be an officer, director, employee or controlling shareholder of the capital stock or other equity interest of any corporation or other entity located within a fifty
(50) mile radius of the location of any the Company's offices which competes with any business conducted by the Company, its subsidiaries, or affiliates during the Term

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of his employment. Any breach or threatened breach of any provision of this
Section 6, which the Executive agrees would cause the Company irreparable harm for which the Company will have no adequate remedy at law, shall entitle the Company to legal remedies including but not limited to injunctive relief.

     7. Disclosure of Information

     The Executive agrees that during the Term of his employment, he will not disclose to any third party any information which is treated by the Company as confidential, including, but not limited to, information relating to patent applications filed or to be filed by the Company, any of the Company's inventions, processes, methods of distribution, customers, trade secrets relating to the Company's devices and systems, and information relating to the Company's research and development activities, to any person, firm, corporation, association or other entity. The performance of any services as an officer, employee and director of New Retail Concepts as set forth in Section 2(b)(vii) is not to be construed as violative of this Section 7. Disclosure of confidential information may be made if such disclosure (i) is required by law; or (ii) is in the Company's best interest; or (iii) was public knowledge at the time the disclosure was made.

     8. Return of Documents

     Upon leaving the employ of the Company, the Executive shall not take with him, without written consent of an Executive Officer of the Company, any manuals, records, drawings, blueprints, data, tables, calculations, letters, documents, or

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any copy or other reproduction thereof, or any other property or confidential information, of or pertaining to the Company or any of its subsidiaries. All of the foregoing shall be returned to the Board of Directors on or before the date of termination of employment.

     9. Change in Control

     (a) For purposes of this Agreement, a "change in control of the Company" shall mean a change in control of the nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change of control shall be deemed to have occurred:

     (i) if any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly by acquisition, or otherwise, of securities of the Company representing twenty-five (25%) percent or more of the combined voting power of the Company's then outstanding securities; or

     (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period.

     (b) If any of the events described in this Section 11 hereof constituting a change in control of the Company shall have occurred, the Executive shall be entitled to the benefits provided in Section 11.

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     10. Termination

     The termination of this Agreement by the Company or the Executive shall be governed by the following provisions:

     (a) Disability The Company may terminate this Agreement for Disability of the Executive at any time if within thirty (30) days after written notice of termination is given, the Executive has not returned to full time performance of his duties. For purposes of this Agreement, "Disability" shall mean if, as a result of incapacity due to a physical or mental condition, the Executive shall have been absent from his duties with the Company on a full time basis for 60 consecutive business days.

     (b) Retirement For purposes of this Agreement, Termination by the Company or the Executive of his employment based on "Retirement" shall mean termination at any time in accordance with the retirement policy of the Company, including early retirement, generally applicable to its employees or in accordance with any retirement arrangement established with consent of the Executive with respect to himself.

     (c) Cause The Company may terminate the Executive's employment for Cause at any time. For purposes of this Agreement, the Company shall have "Cause" to terminate the employment of the Executive hereunder upon

     (i) the willful and continued failure by him to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to a physical or mental condition),after a written demand for substantial performance is delivered to the Executive by the Board of Directors which

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          specifically identifies the manner in which the Board believes that he has not substantially performed his duties, or

     (ii) the willful engaging by the Executive in misconduct materially and demonstrably injurious to the Company. For purposes of this Section l0(c) (ii), no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the interest of the Company.

     Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board, other than the Executive, at a meeting of the Board held for such purpose (after at least seven days prior written notice to the Executive and an opportunity for him, together with his counsel, to be heard before said Board), finding that in the good faith opinion of said Board the Executive was guilty of conduct set forth above in subsections
(i) or (ii) above and specifying the particulars thereof in detail. In the event that the Board shall consist of less than four members, the affirmative vote of at least two-thirds of the entire membership of the Board will be required for purposes of this Section.

     (d) Good Reason The Executive may terminate his employment for Good Reason at any time. For purposes of this Agreement, "Good Reason" shall mean:

     (i) without the express written consent of Executive, the assignment to him of any duties materially inconsistent with his positions,

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          duties, responsibilities and status with the Company, or a material change in his reporting responsibilities, titles, or offices, or any removal of him from his office or any failure to re-elect him as an officer of the Company, except because of the termination of his employment for Cause, Disability or Retirement or as a result of his death;

     (ii) the failure of the Company to obtain the assumption of an agreement to perform this Agreement by any successor as contemplated in Section 12 hereof; or

     (iii) the purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements subparagraph (f) below, and for purposes of this Agreement, no such purported termination shall be effective.

     (e) Death If the Executive dies during the Term of his employment hereunder, the Executive's legal representatives shall be entitled to receive his Base Salary, Salary Adjustment and any proportional amounts due under
Section 3 hereof, to the last day of the calendar month in which the Executive's death shall have occurred.

     (f) Notice of Termination Any termination by the Company pursuant to Sections 10(a) (Disability), 10(b) (Retirement), or 10(c) (Cause), or by the Executive pursuant to Section 10(d) (Good Reason), shall be communicated by written Notice of Termination to the other party or parties hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for

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termination of the employment of the Executive under the provision so indicated.

     (g) Date of Termination For purposes of this Agreement, "Date of Termination" shall mean:

     (i) if this Agreement is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period); and

     (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party or parties receiving such Notice of Termination notifies the other party or parties that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     11. Compensation Upon Termination

     (a) If Executive shall be terminated for disability as provided in Section 10(a) hereof, the Company shall pay him Base Salary and all expenses or accrued benefits arising prior to such termination which are payable to the Executive pursuant to this Agreement through the Date of Termination at the rate in effect at the time of Notice of Termination and the Company shall have no further obligations to the Executive under this Agreement, except as expressly herein provided. Any payments required to be made to Executive during any period of disability after the termination of the Agreement shall be in accordance with the provisions of the insurance disability policy provided

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to Executive under Section 3(a)(viii) hereof and if no policy shall be in effect, the Company shall pay Executive the amounts otherwise payable under the policy. In the event that Executive shall become disabled and Company does not exercise any right of termination, then, in such event, amounts payable to Executive shall be reduced by any payments made pursuant to such disability insurance policy.

     (b) If the Executive's employment shall be terminated for Cause, the Company shall pay him the Base Salary and all expenses or accrued benefits arising prior to such termination which are payable to the Executive pursuant to this Agreement through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

     (c) If the Executive shall terminate his employment for Good Reason or the Company shall terminate the Executive without Cause, then the Company shall pay the Executive the following amounts:

     (i) The Executive's full Base Salary (and any Salary Adjustment) through the Date of Termination at the rate in effect at the time Notice of Termination is given, and all expenses or accrued benefits arising prior to such termination which are payable to the Executive pursuant to this Agreement.

     (ii) The Executive's full Base Salary (and any Salary Adjustment) at the rate in effect at the time the Notice of Termination is given, payable in monthly installments, shall continue for the balance of the term of this Agreement, or one year, whichever is greater.

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     (iii) The Company shall also pay all indemnity payments and all legal fees and expenses incurred by the Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

     (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 12 by seeking other employment or otherwise, nor shall any sums earned by the Executive during the period in which payments are due under section 11(c) reduce the payments required pursuant to such section.

     12. Successors; Binding Agreement

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled hereunder if the Executive terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of

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Termination. As used in this section, "Company" shall mean the Company as hereinbefore defined, and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of the Agreement by operation of law.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

     13. Notices

     For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered, or one day after having been sent via overnight mail delivery service, addressed to the respective addresses set forth on the first page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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     14. Miscellaneous

     (a) This written Agreement contains the sole and entire agreement between the parties, and shall supersede any and all other agreements between the parties. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

     (b) No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and such officers as may be specifically designated by the Board of Directors of the Company. No waiver by any party hereto at any time of the breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     15. Validity

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     16. Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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     17. Applicable Law: Jurisdiction

     The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of New York. The parties hereto hereby consent to the jurisdiction of the United States District Court for the Districts of New York and the courts situated within the State of New York, to adjudicate and determine any dispute, questions or causes of action arising under or related to this Agreement and consent to its venue.

     18. Legal Fees and Court Costs

     In the event that the Executive initiates legal action against the Company for an alleged breach of any provision of this Agreement, and in the event the Executive's action is finally adjudicated or arbitrated in his favor and against the Company, all reasonably necessary expenses incurred by the Executive pursuant to such legal action will be reimbursed to the Executive by the Company within ten (10) days after the Executive has presented an invoice to the Company. The provisions of this Section 18 shall survive any termination of this Agreement by the Company or the Executive and remain enforceable.

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     IN WITNESS WHEREOF, the Company has caused this agreement to be executed and its seal to be affixed thereto by an officer thereof and thereunto duly authorized, and the Executive has signed and sealed this Agreement as of the day and year first written above.

                                                     CANDIE'S, INC.

                                       By: /s/ Neil Cole
                                           -----------------------------------
                                           Neil Cole
                                           President

                                           /s/ Larence O'Shaughnessy
                                           -----------------------------------
                                           Lawrence O'Shaughnessy

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